Exhibit 5.1

March 26, 2021

First Real Estate Investment Trust of New Jersey, Inc.

505 Main Street

Hackensack, New Jersey 07601

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Maryland counsel to First Real Estate Investment Trust of New Jersey, Inc., a Maryland corporation (the “Company”), in connection with the registration of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be issued by the Company in connection with the merger (the “Merger”) with and into the Company, pursuant to that certain Agreement and Plan of Merger, dated as of March 25, 2021 (the “Merger Agreement”), between the Company and First Real Estate Investment Trust of New Jersey, a New Jersey trust (the “Trust”). The Shares are covered by the Company’s Registration Statement on Form S-4 (including the form of proxy statement/prospectus that is a part thereof, Reg. No. 333-252987, the “Registration Statement”) as filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on February 11, 2021, and amended on the date hereof.

We have examined the Registration Statement (excluding the exhibits thereto and the documents incorporated by reference therein), the Merger Agreement, the charter and bylaws of the Company as each is currently in effect, the form of the articles of amendment and restatement (as filed as Exhibit 3.1(b) to the Registration Statement) proposed to be the charter of the Company when the Merger is effective (the “Amended and Restated Charter”), and various other documents, corporate records, laws and regulations as we have deemed necessary for the purposes of giving the opinions set forth in this opinion letter.

First Real Estate Investment Trust of New Jersey, Inc. March 26, 2021 Page 2

In giving the opinions set forth herein, we have made the following assumptions:

(a)	(i) All documents submitted to us as originals are authentic, (ii) all documents submitted to us as copies conform to the original documents, (iii) all signatures on all documents submitted to us for examination are genuine, (iv) all natural persons who executed any of the documents that were reviewed by us had legal capacity at the time of such execution and (v) all public records reviewed by us or on our behalf are accurate and complete.

(b)	At the time of issuance of the Shares, the Merger will have been authorized by the Trust in accordance with New Jersey law.

(c)	At the time of issuance of the Shares, (i) the Amended and Restated Charter will have been accepted for record by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) and will be the charter of the Company, (ii) articles of merger with respect to the Merger will have been accepted for record by the SDAT, (iii) the Company will have a sufficient number of authorized but unissued shares of the Common Stock for the issuance, and (iv) the Company will be in good standing under the laws of the State of Maryland.

Based upon our examination and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1.	The Company is a corporation duly incorporated and validly existing as a corporation under the laws of the State of Maryland and is in good standing with the SDAT.

2.	The issuance of the Shares has been duly authorized and, when and if issued and delivered upon the consummation of the Merger in the manner contemplated by the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

We have relied as to certain factual matters on information obtained from public officials and officers of the Company. In giving our opinion set forth in numbered opinion paragraph 1 above, our opinion is based solely on a certificate issued by the SDAT on March 25, 2021, to the effect that, among other things, the Company is duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing.

Our opinions expressed herein are limited to the laws of the State of Maryland, except that we express no opinion with respect to the blue sky or other securities laws or regulations of the State of Maryland. We express no opinion with respect to compliance with federal securities laws or with respect to the effect or applicability of the laws of any jurisdiction other than the laws of the State of Maryland. The opinions expressed herein are limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

First Real Estate Investment Trust of New Jersey, Inc. March 26, 2021 Page 3

We hereby consent to the use of our name under the heading “Legal Matters” in the proxy statement/prospectus that is part of the Registration Statement and to the filing of this opinion letter as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:	/s/ J.W. Thompson Webb
Principal